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Exhibit 99.1 Press release dated July 29, 2003

Contact:	Charles Nicholas 708-873-2740

ANDREW CORPORATION AND ALLEN TELECOM INC. JUNE QUARTER RESULTS

Post Merger Integration Plans Outlined

        ORLAND PARK, IL, July 29, 2003—Andrew Corporation (NASDAQ: ANDW), a global communications systems equipment supplier, today reported financial results for the quarter ended June 30, 2003. Andrew Corporation's June quarter net sales were $213.7 million, up 5% from the 2002 June quarter. Net income per share was $.08 in the June 2003 quarter, compared to $.02 in the year ago quarter. Income per share from continuing operations was $.09 for the June 2003 quarter, compared to $.05 in the year ago quarter.

        A summary of financial results for Allen Telecom Inc. are included later in this release and reflect a full quarter's activity prior to the company's merger with Andrew Corporation on July 15, 2003. Andrew Corporation results for the September 2003 quarter will include Allen results from July 15, 2003.

ANDREW CORPORATION JUNE QUARTER SUMMARY

        Income from continuing operations of $8.4 million ($.09 per share) includes a gain of $9.3 million ($.09 per share) from the sale of surplus land and expenses of $3.1 million ($.03 per share) related to the company's restructuring program and the acquisition of Allen Telecom Inc.

        The 5% sales growth in the June 2003 quarter, compared to the prior year, was driven by the company's wireless infrastructure market category. Sales in the broadcast and government market category declined and sales in the fixed telecom networks market category were flat. Geographically, sales increased in Europe, Latin America, and the Asia Pacific regions, but declined in the United States. Orders were $220.2 million, down 6% from the June 2002 quarter.

        Andrew's cash balance on June 30, 2003 was $78.3 million, down $6.6 million from September 30, 2002. This cash decrease follows $62.6 million of net debt payments during the first nine months of the year. Cash, less outstanding debt, on June 30, 2003 was $54.1 million compared to a negative $2.0 million at September 30, 2002, reflecting the company's successful efforts to further strengthen its balance sheet during this challenging period.

        Ralph Faison, Andrew's President and CEO, stated, "We are very pleased that both Andrew Corporation and Allen Telecom Inc. posted sequential revenue and earnings growth in the June 2003 quarter. Sequentially, Andrew posted 6% sales growth and Allen posted 14% sales growth. In addition, sales grew year over year for both companies. Comparing the June 2003 quarter to last year, Andrew sales grew 5% and Allen sales grew 38%. Our sales teams continue to find opportunities in this difficult market, and our cost reduction efforts are continuing to pay off. Over the past few months we balanced rigorous merger integration planning with daily attention to operational excellence. This integration effort will unfortunately impact many talented individuals who have served each of the businesses in the past. The planning process is providing us the opportunity to refine our strategy and spend more time with customers to better understand their needs. The integration of Andrew and Allen over the next 12 to18 months positions Andrew to achieve substantial sales, product and cost synergies."

        All comparisons reflect the restatement of prior periods for the effect of discontinuing certain businesses as announced in September 2002. Results since June 2002 include the operations of power amplifier maker Celiant Corporation acquired June 4, 2002.

ALLEN INTEGRATION

        Andrew Corporation's acquisition of Allen Telecom closed on July 15, 2003. Andrew expects to realize significant synergies from the combination with Allen—at least $52 million on an annualized basis by the end of the December 2004 quarter. The $52 million estimate is a $12 million increase from our original $40 million estimate. The integration plan includes consolidation of redundant capabilities for sales and administration functions and the closing of at least nine manufacturing and distribution facilities. The company also expects to achieve cost efficiencies across shared functional areas such as procurement, information systems, human resources, and finance. Worldwide, facility square footage will be reduced by at least 20% or 500,000 square feet, and workforce costs will be reduced by at least $30 million. Workforce reductions will total approximately 400 people, net, reflecting a gross reduction of 700 current employees with 300 people to be added at lower cost, relocated manufacturing facilities by the end of the December 2004 quarter. Current combined headcount is approximately 7,300.

        We anticipate the integration plan will cost approximately $46 million before tax, with approximately $40 million included as a component of the Allen purchase consideration in the September 2003 quarter. The remainder of the costs, about $6 million, will be included in operating expense as incurred through approximately December 2004.

        It is anticipated that the merger integration will be substantially completed by December 31, 2004. Because the integration actions will take place through December 2004 and certain costs of relocation and consolidation will be expensed as incurred during that period, the net savings from the integration are estimated to be about $17 million in fiscal 2004.

        The expected integration actions will require about $51 million in cash, including $18 million for contractual change in control severance costs, approximately $15 million for capital expenditures, and about $13 million in additional severance.

        As of July 15, 2003, approximately 153 million common shares are outstanding for the newly combined company. In addition, the company has outstanding one million shares of redeemable convertible preferred stock which is convertible into approximately 11.5 million common shares. On July 16, 2003 Andrew Corporation declared a cash dividend payable on August 15, 2003 of $0.96875 per share to convertible preferred stockholders of record as of July 31, 2003.

ALLEN TELECOM JUNE QUARTER SUMMARY

        Allen Telecom Inc.'s results reflect a full quarter's activity prior to the company's merger with Andrew Corporation on July 15, 2003. Allen sales for the June 2003 quarter were $126.5 million, an increase of 38% compared to $91.9 million in the June 2002 quarter.

        Diluted earnings per common share in the June 2003 quarter were $0.33, an all time record high, and up significantly as compared to a reported loss of $0.04 per common share in the June 2002 quarter.

        The 38% sales growth in the June 2003 quarter was driven primarily by Allen's geolocation business. Sales of base station subsystems and components and base station and mobile antennas also grew compared to the June 2002 quarter, while the sales of repeater and in-building coverage products declined. Geographically, sales increased in all regions, with particular strength in the United States.

FINANCIAL HIGHLIGHTS (000)

	Quarter Ended June 30
	Allen Telecom		Andrew Corporation
	2003	2002	2003	2002
Sales	$126,507	$91,850	$213,721	$203,753
Gross margin	44,447	22,047	54,630	57,155
Gross margin %	35.1%	24.0%	25.6%	28.1%
Diluted income (loss) per common share from continuing operations	$0.33	$(0.04)	$0.09	$0.05
Diluted average common shares	37,752	30,390	98,330	87,220
	Nine Months Ended June 30
	Allen Telecom		Andrew Corporation
	2003	2002	2003	2002
Sales	$365,743	$271,364	$669,565	$592,975
Gross margin	115,445	63,016	177,560	175,383
Gross margin %	31.6%	23.2%	26.5%	29.6%
Diluted income (loss) per common share from continuing operations	$0.74*	$(0.16)*	$0.14	$0.35
Diluted average common shares	37,437	29,715	98,316	83,649
Cash and equivalents	$64,881	$22,351	$78,301	$100,715
Cash, less debt	$(17,367)	$(64,633)	$54,079	$(15,076)

*
Before cumulative effect of change in accounting principle—Adoption of FAS142.

        Attached to this news release are preliminary financials for the quarter ended June 30, 2003 for both Andrew Corporation and Allen Telecom Inc.

Teleconference and Webcast

        Andrew will discuss June quarter 2003 results for both Andrew Corporation and Allen Telecom Inc. in a teleconference on Tuesday, July 29, 2003 at 7:00 a.m. C.D.T. The conference call will be webcast live on the Internet at www.andrew.com. A toll-free replay of the call will be available until midnight, C.D.T., August 4, 2003. The dial-in for the Domestic 800-475-6701 and the International 320-365-3844. The access code for the replay is 689375.

About Andrew Corporation

        Andrew Corporation (<http://www.andrew.com>) designs, manufactures, and delivers innovative and essential communications equipment and solutions for the global telecommunications infrastructure market. A global company, Andrew serves operators and OEMs from facilities in 36 countries. Andrew (founded in 1937) is an S&P 500 company listed on the Nasdaq National Market System under the symbol: ANDW.

Forward Looking Statements

        Some of the statements in this news release are forward looking statements and we caution our stockholders and others that these statements involve certain risks and uncertainties. Factors that may cause actual results to differ from expected results include the company's ability to integrate acquisitions and to realize the anticipated synergies and cost savings, the effects of competitive products and pricing, economic and political conditions that may impact customers' ability to fund purchases of our products and services, the company's ability to achieve the cost savings anticipated from cost reduction programs, fluctuations in international exchange rates, the timing of cash payments and receipts, end use demands for wireless communication services, the loss of one or more significant customers, and other business factors. Investors should also review other risks and uncertainties discussed in company documents filed with the Securities and Exchange Commission.

ANDREW CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30		Nine Months Ended June 30
	2003	2002	2003	2002
Sales	$213,721	$203,753	$669,565	$592,975
Cost of products sold	159,091	146,598	492,005	417,592

Gross Profit	54,630	57,155	177,560	175,383
Operating Expenses
Research and development	18,921	13,851	58,485	36,985
Sales and administrative	32,815	34,307	100,943	104,396
Intangible amortization	3,662	1,333	11,027	1,633
Restructuring	472	—	677	—

	55,870	49,491	171,132	143,014

Operating Income (Loss)	(1,240)	7,664	6,428	32,369
Other
Interest expense	682	1,183	2,648	3,842
Interest income	(249)	(1,228)	(751)	(2,984)
Other income	(362)	1,457	(1,211)	646
Gain on the sale of PP&E	(9,357)	7	(9,398)	(59)
Gain on the sale of equity investments	—	—	—	(8,651)

	(9,286)	1,419	(8,712)	(7,206)

Income from Continuing Operations Before Income Taxes	8,046	6,245	15,140	39,575
Income tax (benefit) expense	(371)	1,874	1,757	10,600

Income from Continuing Operations	8,417	4,371	13,383	28,975
Loss from Discontinued Operations, Net of Tax Benefit	788	2,378	3,118	8,349

Net Income	$7,629	$1,993	$10,265	$20,626

Basic and Diluted Income per Share from Continuing Operations	$0.09	$0.05	$0.14	$0.35

Basic and Diluted Income per Share	$0.08	$0.02	$0.10	$0.25

Average Shares Outstanding
Basic	98,330	87,170	98,315	83,521
Diluted	98,330	87,220	98,316	83,649
Orders Entered	220,196	234,422	656,020	614,650
Total Backlog	170,571	184,473	170,571	184,473

ANDREW CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30 2003	September 30 2002
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$78,301	$84,871
Accounts receivable, less allowances (Jun. 2003—$9,483; Sept. 2002—$6,516)	189,299	215,406
Inventories
Finished products	73,627	61,963
Materials and work in process	76,325	72,030

	149,952	133,993
Other current assets	13,547	28,121
Current assets—discontinued operations	—	14,792

Total Current Assets	431,099	477,183
Other Assets
Costs in excess of net assets of businesses acquired	398,199	396,295
Intangible assets, less amortization	36,453	47,344
Other assets	3,661	1,809
Non-current assets—discontinued operations	—	2,000
Property, Plant, and Equipment
Land and land improvements	18,546	17,890
Buildings	97,485	98,714
Equipment	456,593	448,036
Allowance for depreciation	(388,479)	(365,605)

	184,145	199,035

TOTAL ASSETS	$1,053,557	$1,123,666

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes payable	$10,000	$66,184
Accounts payable	67,584	69,835
Accrued expenses and other liabilities	38,205	44,548
Compensation and related expenses	23,354	28,434
Restructuring	3,174	15,329
Current portion of long-term debt	4,912	7,250
Current liabilities—discontinued operations	—	4,990

Total Current Liabilities	147,229	236,570
Deferred Liabilities	19,389	28,461
Long-Term Debt, less current portion	9,310	13,391
STOCKHOLDERS' EQUITY
Common stock (par value, $.01 a share: 400,000,000 shares authorized: 102,718,210 shares issued, including treasury)	1,027	1,027
Additional paid-in capital	145,480	145,764
Accumulated other comprehensive loss	(24,973)	(46,089)
Retained earnings	806,639	796,374
Treasury stock, at cost (4,388,655 shares in Jun. 2003; 4,500,493 shares in Sept. 2002)	(50,544)	(51,832)

	877,629	845,244

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,053,557	$1,123,666

ANDREW CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Three Months Ended June 30		Nine Months Ended June 30
	2003	2002	2003	2002
Cash Flows from Operations
Net Income	7,629	1,993	$10,265	$20,626
Adjustments to Net Income
Depreciation and amortization	17,280	14,645	50,346	38,241
(Gain) / loss on the sale of PP&E	(9,357)	7	(9,398)	(59)
Gain on the sale of equity investments	—	—	—	(8,651)
Other	—	—	—	(293)
Restructuring and Discontinued Operations
Restructuring costs	(3,714)	—	(9,649)	—
Discontinued operations costs, net of taxes	—	—	(1,483)	—
Operating cash flow from discontinued operations	491	3,954	5,837	19,471
Change in Operating Assets / Liabilities
(Increase) / Decrease in accounts receivable	(9,975)	7,782	40,523	71,612
Decrease / (Increase) in inventories	4,437	(2,750)	(10,170)	5,097
Decrease / (Increase) in other assets	8,039	360	13,450	(5,203)
Increase / (Decrease) in accounts payable and other liabilities	3,924	9,026	(35,987)	(13,053)

Net Cash from Operations	18,754	35,017	53,734	127,788
Investing Activities
Capital expenditures	(7,385)	(7,344)	(22,004)	(32,734)
Proceeds from the sale of businesses and investments	—	—	7,286	50,301
Acquisition of businesses, net of cash acquired	—	(173,590)	(114)	(173,711)
Investments in and advances to affiliates	—	—	—	58
Proceeds from sale of property, plant and equipment	9,660	463	10,246	695

Net Cash from / (used for) Investing Activities	2,275	(180,471)	(4,586)	(155,391)
Financing Activities
Long-term debt payments, net	(1,990)	(300)	(6,462)	(20,608)
Notes payable (payments) borrowings, net	(22,500)	67,065	(56,190)	28,250
Stock purchase and option plans	—	—	111	2,083

Net Cash (used for) / from Financing Activities	(24,490)	66,765	(62,541)	9,725
Effect of exchange rate changes on cash	2,688	7,616	6,823	6,216

Decrease for the Period	(773)	(71,073)	(6,570)	(11,662)
Cash and Equivalents at Beginning of Period	79,074	171,788	84,871	112,377

Cash and Equivalents at End of Period	$78,301	$100,715	$78,301	$100,715

ALLEN TELECOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Sales	$126,507	$91,850	$237,441	$181,719
Cost of sales	(82,060)	(69,803)	(155,057)	(138,505)

Gross profit	44,447	22,047	82,384	43,214
Operating expenses:
Selling, general and administrative expense	(17,885)	(14,819)	(34,964)	(27,973)
Research and development costs	(6,122)	(6,483)	(14,122)	(13,092)

Operating income	20,440	745	33,298	2,149
Interest expense	(1,470)	(1,972)	(2,861)	(4,472)
Interest Income	348	199	570	333

Income (loss) before taxes and minority interest	19,318	(1,028)	31,007	(1,990)
Provision (benefit) for income taxes	(6,761)	357	(8,803)	697

Income (loss) before minority interest	12,557	(671)	22,204	(1,293)
Minority interest	(12)	9	(39)	(11)

Income (loss) before cumulative effect of accounting change	12,545	(662)	22,165	(1,304)
Cumulative effect of change in accounting principle	—	—	—	(3,397)

NET INCOME (LOSS)	12,545	(662)	22,165	(4,701)
Preferred stock dividends	(970)	(603)	(1,938)	(603)

Income (loss) applicable to common shareholders	$11,575	$(1,265)	$20,227	$(5,304)

EARNINGS (LOSS) PER COMMON SHARE:
Basic:
Income (loss) before cumulative effect of accounting change	$.38	$(.04)	$.66	$(.06)
Cumulative effect of change in accounting principle	—	—	—	(.11)

Net Income (loss)	$.38	$(.04)	$.66	$(.17)

Diluted:
Income (loss) before cumulative effect of accounting change	$.33	$(.04)	$.59	$(.06)
Cumulative effect of change in accounting principle	—	—	—	(.11)

Net income (loss)	$.33	$(.04)	$.59	$(.17)

Weighted average common shares:
Basic	30,735	30,390	30,653	30,370
Effect of dilution:
Stock options	523	—	463	—
Convertible preferred stock	6,494	—	6,494	—

Diluted	37,752	30,390	37,610	30,370

ALLEN TELECOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets:
Cash and equivalents	$64,881	$48,420
Accounts receivable (less allowance for doubtful accounts of $2,728 and $3,141, respectively)	131,306	105,463
Inventories: Raw materials	57,235	59,092
Work in process	37,654	30,117
Finished goods	16,512	11,265

Total inventories (net of reserves)	111,401	100,474

Deferred income taxes	6,251	5,480
Recoverable income taxes	2,550	20,379
Other current assets	3,724	2,710

Total current assets	320,113	282,926
Property, plant and equipment, net	38,897	38,214
Goodwill	139,478	139,126
Deferred income taxes	26,906	36,365
Other assets	42,469	33,407

TOTAL ASSETS	$567,863	$530,038

LIABILITIES
Current Liabilities:
Notes payable and current maturities of long-term obligations	$12,840	$13,277
Accounts payable	45,062	54,003
Accrued expenses	45,257	36,192
Income taxes payable	1,031	4,443
Deferred income taxes	7,145	10,157

Total current liabilities	111,335	118,072
Long-term debt	69,408	64,084
Other liabilities	25,260	23,628

TOTAL LIABILITIES	206,003	205,784

REDEEMABLE CONVERTIBLE PREFERRED STOCK
1,000 shares at redemption value (liquidation preference of $50.00 per share)	50,000	50,000

STOCKHOLDERS' EQUITY
Common stock	32,725	32,502
Paid-in capital	206,790	203,292
Retained earnings	87,549	67,322
Accumulated other comprehensive loss	(580)	(13,243)
Less: Treasury stock (common shares, at cost)	(13,739)	(14,612)
Unearned compensation	(885)	(1,007)

TOTAL STOCKHOLDERS' EQUITY	311,860	274,254

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$567,863	$530,038

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  Exhibit 99.1 Press release dated July 29, 2003
ANDREW CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (Dollars in thousands, except per share amounts)
ANDREW CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands)
ANDREW CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (Dollars in thousands)
ALLEN TELECOM INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Amounts in Thousands, Except Per Share Data) (Unaudited)
ALLEN TELECOM INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in Thousands)